EXHIBIT 10.5

                          Signal Technology Corporation
                               222 Rosewood Drive
                                Danvers, MA 01923


                                February 17, 2000

LogiMetrics, Inc.
50 Orville Drive
Bohemia, NY 11716

Gentlemen:

          Signal Technology Corporation, a Delaware corporation ("Signal"), and LogiMetrics, Inc., a Delaware corporation (the "Company"), are simultaneously executing and delivering a letter of intent (the "LOI"), providing certain terms upon which Signal would acquire the Company.

          Section 6 of the LOI provides that Signal is committing to loan to the Company $2,000,000. The parties hereby agree that, notwithstanding the absence of the following conditions from the LOI, the loan by Signal is also contingent upon Signal's prior receipt of (i) the consent from its bank lender, Fleet Bank, N.A. to the transactions contemplated by the LOI and (ii) the consent, in form reasonably satisfactory to Signal, from the Company's bank lender, North Fork Bank, to the transactions contemplated by the LOI and the Loan Agreement and the Management Agreement referred to therein. Further, notwithstanding anything in the LOI to the contrary, the parties agree that the Exclusivity Period referred to in Section 10(a) of the LOI shall not commence until such time as clause (ii) above is satisfied.

          This letter shall be considered to be a part of the LOI and shall be binding against both parties. Please indicate your agreement with the terms hereof by executing and delivering a copy of this letter to the undersigned.

                                           Very truly yours,

                                           Signal Technology Corporation


                                           By:/s/George E. Lombard
                                              __________________________________
                                              George E. Lombard, Chairman and
                                              Chief Executive Officer

                                              Agreed and Assented:

                                              LogiMetrics, Inc.


                                              By:/s/Norman M. Phipps
                                                 _______________________________
                                                 Norman M. Phipps, President